SECURITY AGREEMENT

     This Security Agreement (this "Agreement"), dated as of December 5, 2003, is between Walker Financial Corporation, a Delaware corporation (together with all of its subsidiaries, the "Debtor"), the persons listed on Schedule I to this Agreement (each, a "Secured Party") and Strasbourger Pearson Tulcin Wolff, Incorporated, as agent for the Secured Parties.


     WHEREAS, the Secured Parties have, individually purchased from Debtor a series of 10% Senior Subordinated Secured Convertible Promissory Notes (each, a "Promissory Note") in the minimum aggregate principal amount of $650,000 and in the maximum aggregate principal amount of $1,600,000 (subject to an over-allotment right to increase the aggregate principal amount of the Promissory Notes by an additional $240,000), registered in the names of the individual Secured Parties; and

     WHEREAS, as a condition precedent to the making of such loan, the Secured Parties have required that Debtor grant the Secured Parties, collectively and not individually, a security interest in the assets of Debtor and that Debtor execute and deliver this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants of the Debtor and Secured Party set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                  DEFINED TERMS

1.1. Accounts. As used herein, the term "Accounts" shall mean any and all rights of Debtor to payment for goods sold or leased or for services rendered which are not evidenced by an Instrument (as hereinafter defined) or Chattel Paper (as hereinafter defined), whether or not such rights have been earned by performance, all guaranties and security therefore and all Debtor's interests and rights in and to any and all good giving rise thereto.

1.2. Account Debtor. As used herein, the term "Account Debtor" shall mean that party (other than Debtor) which is obligated on or under any Account, Chattel Paper or General Intangible (as hereinafter defined).

1.3. Chattel Paper. As used herein, the term "Chattel Paper" shall mean a writing or writings evidencing both a monetary obligation and a security interest in, or a lease or consignment of, specific goods. When a transaction is evidenced both by a security agreement or a lease and by an Instrument (as hereinafter defined) or a series of Instruments, the group of writings taken together constitutes Chattel Paper.

1.4. Documents. As used herein, the term "Documents" shall mean any and all documents of title.

1.5. Equipment. As used herein, the term "Equipment" shall mean any and all tangible personal property and fixtures of Debtor (other than Inventory, Chattel Paper, Documents, Instruments and money) including, without limitation, communications systems, computer systems, computer hardware and software, heating ventilation, air conditioning and other utility installations, furnishings, furniture, fixtures and other goods used or brought for use primarily in business, together with any and all accessions, accessories, parts and appurtenances thereto.

1.6. Event of Default. As used herein, the term "Event of Default" shall have the meaning as set forth under the Note.

1.7. General Intangibles. As used herein, the term "General Intangibles" shall mean any and all personal property (including, without limitation, things in action) other than Inventory, Equipment, Accounts, Chattel Paper, Documents, Instruments and money, including, without limitation, contract rights, corporate or other business records (including, without limitation, customer lists, correspondence, advertising materials, computer programs, printout and other computer materials, and records), inventions, designs, patents, patent applications, service marks, trademarks, trademark applications, trade names, trade secrets, registrations, copyrights, licenses, permits, franchises, warranties, rights and claims against third parties, rights to indemnification, leasehold and subleasehold interest in personal property, plans, specifications, drawings, appraisals, reports, security interests and security held by or granted to Debtor, tax refunds, tax refund claims, royalty and product rights, rights to the retrieval from third parties of electronically processed and recorded data pertaining to any Collateral, and goodwill, whether or not associated with any of the foregoing.

1.8. Instrument. As used herein, the term "Instrument" shall mean any and all negotiable instruments, certificated securities and all other writings which evidence a right to the payment of money and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment, including, without limitation, drafts, checks, certificates of deposit, notes, bills of exchange and uncertificated securities.

1.9. Inventory. As used herein, the term "Inventory" shall mean any and all goods owned or held by or for the account of Debtor for sale or lease or for furnishing under a contract of service, all raw materials, work in process or materials incorporated in or consumed in the production of any of the foregoing, and supplies, in each case wherever the same shall be located, whether in transit, on consignment, or otherwise, and all property the sale or lease of which has given rise to Accounts, Chattel Paper or Instruments where such property has been returned to Debtor or repossessed by such Debtor or stopped in transit or is to be used or consumed in Debtor's business.

1.10. Obligations. As used herein, the term "Obligations" shall mean any and all of a Debtor's liabilities, obligations and indebtedness to the Secured Parties under the this Agreement and the Promissory Notes.


1.11. Terms Defined in Uniform Commercial Code. All other terms used in this Agreement which are not specifically defined herein or the definitions of which are not incorporated herein by reference shall have the meanings assigned to such terms in the Uniform Commercial Code in effect in the State of New York (the "UCC") to the extent such other terms are defined therein.

1.12. Singular/Plural; Headings. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, references to the singular include the plural and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereunder" and other similar terms contained in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Any and all references to sections, subsections and exhibits relate to this Agreement unless otherwise provided.

1.15. Tenancy Interests. As used herein, the term "Tenancy Interests" means, to the extent not included in "General Intangibles," all of Debtors right, title and interest in and to its leases of real property where the Debtor is the tenant.


                                   ARTICLE II
                                   COLLATERAL

2.1. Collateral. As security for the payment and performance of all of the Obligations, Debtor hereby mortgages, pledges and assigns to the Secured Parties, and hereby creates in and grants to the Secured Parties, a continuing security interest in and to all of Debtor's right, title and interest in and to all personal property (tangible and intangible) and fixtures of whatever kind and wherever located, whether now owned or hereafter created or acquired (collectively, the "Collateral"), including, without limitation, the following:

         (a)      all Accounts;
         (b)      all Chattel Paper;
         (c)      all Documents;
         (d)      all Equipment;
         (e)      all General Intangibles;
         (f)      all Instruments;
         (g)      all Inventory;
         (h)      all Investment Securities;
         (i) all Tenancy Interests (to the extent permitted by the applicable landlords); and
         (j) all increases in, additions and accessions to, substitutions for, and replacements, proceeds and products of, any of the foregoing.


                                   ARTICLE III
                           DEBTOR'S USE OF COLLATERAL

3.1. Processing and Sales. So long as an Event of Default shall not have occurred and be continuing, Debtor may use, sell, lease or otherwise deal in the Collateral free of restriction or limitation, except for those limitations and restrictions expressly provided herein.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  Debtor hereby represents, warrants and agrees as follows:

4.1. Chief Executive Offices. Debtor's chief executive office and principal place of business are located at the address set forth in Exhibit A hereto. The Inventory and Equipment are located at the locations set forth in Exhibit B hereto. If any change in any such locations occurs, Debtor shall notify the Secured Parties and Agent thereof in writing.

4.2. Ownership of Collateral. Except for any liens arising under that certain (i) North Carolina Deed of Trust, dated July 3, 2002 (the "Mortgage Facility"), between Kelly Color Laboratories, Inc. and Branch Banking & Trust Company (Mortgagee"), and (ii) Security Agreement, dated as of July 25, 2003, between Debtor and Dr. David Cohen, Debtor lawfully owns its Collateral free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments whatsoever, except for interests of lessors of leased Equipment used by Debtor in its operations and Debtor shall defend the title to its Collateral against any and all third parties and against all claims and demands whatsoever.


                                    ARTICLE V
                            COVENANTS AND AGREEMENTS

  Debtor covenants and agrees that so long as this Agreement remains in effect:

5.1. Possession. Debtor shall retain possession of the Collateral and shall not sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of same without the prior written consent of the Agent, except as otherwise required under the terms of the Mortgage Facility or in the ordinary course of business consistent with the past practice of Debtor.

5.2. Liens. Except as otherwise required under the terms of the Mortgage Facility, Debtor shall keep the Collateral free and clear of any and all liens, charges, encumbrances, taxes and assessments.

5.3. Taxes. Debtor shall pay, when due, any and all taxes, assessments and license fees relating to the Collateral.

5.4. Repairs. Debtor shall maintain the Collateral in good repair and working order at Debtor's cost and expense, normal wear and tear excepted. Debtor shall promptly notify the Agent of any material damage to any of the Collateral.

5.5. Insurance. Debtor shall keep the Collateral insured against loss by fire, theft and other casualties in amounts reasonably acceptable to the Agent. Upon the request of the Agent, Debtor shall cause the Agent and Secured Parties to be named as a loss payee on all policies providing such insurance and shall furnish the Agent with a certificate of insurance as evidence thereof and a copy of such policies. Upon the request of the Agent, Debtor shall cause to be added to any such insurance policy a clause requiring the Agent to be notified by the applicable insurance company of any cancellation or lapse of any such policy at least ten days in advance of any such cancellation or lapse.



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

5.6. Change of Location. Debtor shall give at least 30 days' prior written notice to the Agent of the opening of a new place of business where any of the Collateral or books or records relating thereto are to be located, of any change in the location of any of the Inventory or Equipment (other than goods in transit) from that listed in Exhibit B hereto, and of any change in the location of its chief executive office and principal place of business from that set forth in Exhibit A hereto.

5.7. Inspection and Verification of Books, Records and Collateral. The
Agent or any third party designated by its shall have the right, but shall not have the obligation, at any reasonable time, without hindrance or delay, at the Agent's and Secured Parties's expense: (a) to inspect, audit and examine such books, records and accounts of Debtor relating to the Collateral and to make copies thereof and extracts therefrom; (b) to make such verification concerning the Collateral as it may consider reasonable under the circumstances; and (c) to discuss the business, properties, operations, prospects and condition (financial or otherwise) of Debtor and its subsidiaries, if any, with its officers.

5.8. Safekeeping of Equipment and Inventory. The Agent and Secured Parties shall not be responsible for: (i) the safekeeping of the Equipment, Inventory or other Collateral; (ii) any loss or damage to the Equipment, Inventory or other Collateral; (iii) any diminution in the value of the Equipment, Inventory or other Collateral; or (iv) any act or default of any repairman, bailee or other person or entity ("Person") with respect to the Equipment, Inventory or other Collateral. Any and all risks of loss, damage, destruction or diminution in value of the Equipment, Inventory or other Collateral shall be borne solely by Debtor.

5.9. Maintenance of Security Interests. Subject to the rights of Mortgagee under the Mortgage Facility, Debtor shall do any and all acts and things, and will execute and deliver, all instruments (including without limitation, an assignment of Tenancy Interests, an assignment of trademarks, any mortgages, pledges, assignments, security agreements, financing statements, continuation statements and other similar items) reasonably requested by the Agent to establish, perfect, maintain and continue the perfection and priority of the security interest of the Secured Parties in the Collateral. Debtor authorizes the Agent to file financing statements describing the Collateral.


                                   ARTICLE VI
                                    REMEDIES

6.1.     Rights and Remedies Generally.


     (a) Upon the occurrence of an Event of Default, and subject to the terms of the Loan Agreement and the Note, the Agent, on behalf of the Secured Parties, shall be entitled to exercise, in addition to any and all rights and remedies contained in this Agreement and any and all other agreements with Debtor, any and all of the rights and remedies available to a Secured Parties under the UCC or applicable law, including, without limitation:

     (i) without notice, demand or legal process, to enter upon any premises of Debtor and take possession of any of the Collateral and the books and records of Debtor constituting Collateral or relating to the Collateral;
     (ii) require Debtor to assemble, at such Debtor's expense, any and all of the Inventory and Equipment at reasonably convenient location(s) designated by the Agent, including the premises of Debtor, and to make the same available to the Agent and Secured Parties and reasonably cooperate in all material respects in connection with the Agent's and Secured Parties's rights hereunder; and
     (iii) to sell, lease, transfer, endorse, assign or deliver the whole or any part of the Collateral at any public or private sale; and, upon consummation of any such sale, the Agent shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Collateral or any portion thereof so sold, and each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Debtor.

     (b) Debtor hereby irrevocably appoints the Agent as its attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time after an Event of Default has occurred, to take any action and to execute any instrument which the Agent may deem necessary or advisable to:

     (i) obtain and adjust insurance required to be paid to the Agent or Secured Parties pursuant to this Agreement;
     (ii) ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
     (iii) receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (a) or (b) of this Paragraph 6.1(b);
     (iv) prepare, execute and file appropriate UCC financing statements; and
     (v) file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or the assignment or other transfer of the Collateral in connection with the exercise of the Agent's and Secured Parties's remedies under this Agreement.
Notwithstanding the foregoing, such appointment (other than the appointment in clause (iv) of this Paragraph 6.1(b)) shall be effective only upon an Event of Default and then only if and to the extent necessary to permit the Agent and Secured Parties the practical realization of rights and remedies granted under this Agreement.


     (c) The Agent shall give the Debtor at least ten days' written notice (which the Debtor agrees is reasonable notification within meaning of the applicable sections of the UCC) of the Agent's intention to attempt to make any such public or private sale of Collateral. Such notice, in the case of public sale, shall state the time and place for such sale (which may be on the premises of Debtor). Any public sale of any of the Collateral shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and so state in the notice of such sale. At any such sale, the Collateral or any portion thereof may be sold in its entirety or in separate parcels, as determined by the Agent (in its sole discretion). The Agent may, without any notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by action at law or in equity to foreclose the security interest created under this Agreement and sell the Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

6.2. Disposition of Collateral. The net proceeds realized by the Agent and Secured Parties upon any sale or other disposition, after deduction for any and all actual and reasonable expenses incurred in connection with the retaking, holding, preparing for sale or selling of the Collateral (including, without limitation, reasonable attorneys' fees and disbursements) shall be applied toward satisfaction of the Obligations. The Agent and Secured Parties shall pay to Debtor any surplus realized upon such sale or other disposition. Debtor shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect the Secured Parties's security interest in the Collateral. Debtor agrees that the Agent and Secured Parties shall not be under any obligation whatsoever at any time to collect, attempt to collect, protect or enforce the Collateral or any security therefor (which Debtor agrees to do at its own expense), but the Agent may do so in its sole discretion at any time after the occurrence and during the continuation of an Event of Default and at such times the Agent shall have the right to take any steps by judicial process or otherwise to enforce the Collateral or any security therefor.

6.3. Waiver of Notice. Debtor waives any and all rights to notice of any kind prior to the exercise by the Agent or Secured Parties of their rights to take possession of the Collateral without judicial process.


                                   ARTICLE VII
                       APPOINTMENT AND AUTHORITY OF AGENT

7.1. Compensation. The Agent shall be entitled to reasonable compensation for its services hereunder and shall be reimbursed for all reasonable expenses, disbursements and advances (including reasonable attorney's fees and expenses) incurred or made by it in performance of its duties under this Agreement. Such reasonable compensation, disbursement, expenses and advances shall be borne by the Secured Parties, jointly and severally, and shall be paid promptly upon request by the Agent.

7.2. Discharge. The Agent may resign and be discharged from its duties under this Agreement at any time by giving notice of such resignation to the Debtor and Secured Parties specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Secured Parties shall appoint a mutually agreeable successor Agent, such successor Agent to become Agent hereunder upon the resignation date specified in such notice. If Secured Parties are unable to agree upon a successor Agent with 30 days after such notice, the Agent shall have the right to petition a court of competent jurisdiction to appoint a successor, and the Agent shall continue to serve until its successor is so appointed.


7.3. Limited Duties. The Agent undertakes to perform only such duties as are specifically set forth in this Agreement and the Subscription Agreements pursuant to which the Promissory Notes have been issued. The Agent, when acting or refraining from acting in good faith, shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind unless caused by gross negligence or willful misconduct, and shall be entitled to rely, and shall be protected in doing so, upon (a) any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so and (b) the advice of counsel (which may be of the Agent's own choosing, so long as such counsel is not counsel to Debtor at the time of rendering such advice).

7.4. Litigation. In the event the Agent becomes involved in any litigation or dispute by reason of this Agreement, Agent is hereby authorized to deposit with the clerk of a court of competent jurisdiction the Collateral held by Agent pursuant to this Agreement and, thereupon, shall stand fully relieved and discharged of any further duties under this Agreement. Furthermore, in the event the Agent is threatened with litigation by reason of this Agreement, Agent is hereby authorized to interplead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court the Collateral held by Agent pursuant to this Agreement and, thereupon, shall stand fully relieved and discharged of any future duties hereunder.

7.5. Additional Secured Parties. Agent shall have the authority to amend Schedule A to add and/or modify the names of the Secured Parties to conform with the actual names of the holders of the Promissory Notes.


                                   ARTICLE VII
                                  MISCELLANEOUS

8.1. Secondary Security Interest; Senior Indebtedness. Notwithstanding anything to the contrary contained in this Agreement or the Promissory Notes, the security interest granted to the Secured Parties in the Collateral shall remain secondary in all respects, regardless of the date of perfection, to any security interest granted to Mortgagee under the Mortgage Facility. In addition, notwithstanding to the contrary contained in this Agreement and the Promissory Notes, the security interest granted to the Secured Parties in the Collateral shall be subordinated and junior in the right of collection to all Senior Indebtedness as set forth in the Promissory Notes.

8.2. Law. This Agreement is governed by the internal laws of the State of New York, without giving effect to any laws or principles that would apply the laws of any other jurisdiction. Each party to this Agreement irrevocably consents to the non-exclusive jurisdiction of the state and federal courts located in Nassau County, New York.


8.3. Waivers, Amendments; Assignments. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties. This Agreement and all obligations of the Debtor hereunder shall be binding upon the successors and assigns of the Debtor, and shall, together with the rights and remedies of the Secured Parties hereunder, inure to the benefit of the Secured Parties and its successors and assigns. The rights, benefits, duties and obligations of (a) the Debtor under this Agreement may not be assigned by Debtor without the Agent's prior written consent.


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

8.4. Notices. All notices and other communications called for or required by this Security Agreement shall be in writing to the respective parties and given as provided in the Promissory Notes.

8.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter contained herein and supersedes all prior and contemporaneous undertakings and agreements of the parties, whether written or oral, with respect to the subject matter herein.


     IN WITNESS WHEREOF, the parties have executed or caused to be executed this Security Agreement as of the date first above written.


                    Walker Financial Corporation


                    By:        /s/ Mitchell S. Segal
                         -----------------------------------------
                              Mitchell S. Segal, President

                    Secured Parties as Listed on Schedule A,
                    By Strasbourger Pearson Tulcin Wolff,
                           Incorporated, Attorney-in Fact


                    By:        /s/ Michael J. Schumacher
                          ---------------------------------------
                              Michael J. Schumacher, President

                    Strasbourger Pearson Tulcin Wolff, Incorporated



                    By:        /s/ Michael J. Schumacher
                          ---------------------------------------
                             Michael J. Schumacher, President

                                    EXHIBIT A

             Chief Executive Office and Principal Place of Business

Chief Executive Office:             370 Old Country Road - Second Floor
                                    Garden City, New York 11530

Principal Place of Business:        370 Old Country Road - Second Floor
                                    Garden City, New York 11530



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

                                    EXHIBIT B
                      Locations of Inventory and Equipment

370 Old Country Road - Second Floor
Garden City, New York 11530

517 North Sylvania Avenue
Fort Worth, Texas 76111

513 East Union Street
Morganton, North Carolina 28655



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

                                   SCHEDULE I
                             List of Secured Parties

                                                                                       Initial Principal Amount
Name of Secured Party                                                                     of Promissory Note
---------------------                                                                  -----------------------

David L. Cohen......................................................................    $           200,000.00
Mathew A. Dancy.....................................................................                 25,000.00
David Dercher.......................................................................                 25,000.00
Gary M. Glasscock...................................................................                 25,000.00
Michael Goldfarb....................................................................                 50,000.00
Alexander Haas, MD..................................................................                 50,000.00
Nasrollah Jahdi.....................................................................                 20,000.00
Frank G. Lake, III..................................................................                 25,000.00
Jody Nelson.........................................................................                 50,000.00
Garo A. Partoyan....................................................................                 25,000.00
Pisces Partners, L.P................................................................                100,000.00
Michael Poujol and Angela G. Poujol, JTWROS.........................................                 30,000.00
Joseph P. Rienzi and Judith A. Rienzi, JTWROS.......................................                 35,000.00
RS & VS Ltd.........................................................................                 50,000.00
Dr. Stephen Schmidt.................................................................                 35,000.00
Jay Shrager and Carole Shrager, JTWROS..............................................                 50,000.00
Domenic Strazzulla..................................................................                 25,000.00
Sybesma Research Corp. LLC..........................................................                 25,000.00
